UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2005, Delta’s Senior Vice President - Technical Operations, issued a memorandum to Delta’s Technical Operations employees, which is attached hereto as Exhibit 99.1.

Statements in this Current Report on Form 8-K and Exhibit 99.1 that are not historical facts, including statements regarding Delta’s estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, beliefs, expectations, intentions, strategies and projections reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to reduce operating expenses, our ability to obtain necessary financing to meet our liquidity needs, our ability to meet financial covenants in financing agreements, our pension plan funding obligations, pilot early retirements, the cost of aircraft fuel, the effect of credit ratings downgrades, interruptions or disruptions in service at one of our hub airports, our increasing dependence on technology in our operations, future losses of key employees, the effects of terrorist attacks, restructurings by competitors and competitive conditions in the airline industry. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Registration Statement on Form S-3 filed with the Commission on March 28, 2005. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of March 29, 2005, and which Delta has no current intention to update.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Memorandum dated March 29, 2005, titled “Contributing to Delta’s momentum toward long-term viability” from Tony Charaf, Delta’s Senior Vice President - Technical Operations, to all TechOps Employees.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Leslie P. Klemperer
Leslie P. Klemperer Vice President - Deputy General Counsel and Secretary
Date: March 29, 2005

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Memorandum dated March 29, 2005, titled “Contributing to Delta’s momentum toward long-term viability” from Tony Charaf, Delta’s Senior Vice President - Technical Operations, to all TechOps Employees.